UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Amendment No. 2)

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INTEGRATED SILICON SOLUTION, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.001 per share
(2)

Aggregate number of securities to which transaction applies:

As of June 10, 2015, (A) 32,160,334 shares of common stock, (B) 3,130,135 shares of common stock issuable upon the exercise of stock options with an exercise price of less than $21.00 per share and (C) 379,154 shares of common stock underlying restricted stock units.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purposes of calculating the filing fee, the maximum aggregate value was determined based upon the sum of: (A) 32,160,334 shares of common stock multiplied by $21.00 per share; (B) options to purchase 3,130,135 shares of common stock with an exercise price less than $21.00 per share multiplied by $12.60 (the difference between $21.00 per share and the weighted average exercise price of $8.40 per share); and (C) 379,154 shares of common stock underlying restricted stock units multiplied by $21.00 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.0001162.

	(4)	Proposed maximum aggregate value of transaction: $722,766,131.88
	(5)	Total fee paid: $83,985.42*

*	Includes $79,819.64 previously paid

☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid: $79,819.64
	(2)	Form, Schedule or Registration Statement No: Schedule 14A and Schedule 14A (Amendment No. 1)
	(3)	Filing party: Integrated Silicon Solution, Inc.
	(4)	Dates Filed: April 6, 2015 (re: Schedule 14A) June 5, 2015 (re: Schedule 14A (Amendment No. 1))

SECOND SUPPLEMENT TO PROXY STATEMENT

The purpose of this second supplement to the proxy statement is to advise you that the parties to that certain Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated March 12, 2015, by and between Uphill Investment Co., a People’s Republic of China limited liability company (“Parent”), and Integrated Silicon Solution, Inc., a Delaware corporation (“ISSI” or the “Company”), as joined by Indigo Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), have executed an amendment dated as of June 11, 2015 (“Amendment No. 3”) to the Merger Agreement that provides, among other things:

(i)	the per share merger consideration shall be increased from $20.00 per share of ISSI common stock to $21.00 per share of ISSI common stock; and

(ii)	the Company Stockholder Meeting shall be scheduled to occur on June 19, 2015;

The following information supersedes and supplements any information in the proxy statement filed by ISSI with the Securities and Exchange Commission (the “SEC”) on April 27, 2015 (which is referred to herein as the “proxy statement”), as such proxy statement was supplemented by that certain “Supplement to Proxy Statement” filed by ISSI with the SEC on June 5, 2015 (the “first supplement”), relevant to the applicable topic. Any page references listed below are references to pages in the proxy statement (or, to the extent noted, the first supplement), not this second supplement to the proxy statement (the “second supplement”).

Amendment No. 3, attached as Annex S-A hereto, is incorporated as an annex to the proxy statement.

Special Meeting

As a result of the execution of Amendment No. 3, the special meeting of stockholders to consider approval of the Merger Agreement and related matters will be held on June 19, 2015 at 2:00 p.m. local time, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304. Accordingly, all references to the Special Meeting set forth in the proxy statement, as supplemented by the first supplement, as set to occur on June 12, 2015 shall be modified to refer to the Special Meeting which will occur on June 19, 2015.

ISSI stockholders of record as of the close of business on April 20, 2015 are entitled to vote at the special meeting on June 19, 2015.

Per Share Merger Consideration

As a result of the execution of Amendment No. 3, the per share merger consideration payable to holders of ISSI common stock (the “Per Share Merger Consideration”) will be equal to $21.00, an increase from the $20.00 set forth in the Merger Agreement, as amended, and as described in the proxy statement, as supplemented by the first supplement. All references to the merger consideration payable to holders of ISSI common stock in the proxy statement and the first supplement as being equal to $20.00 should now be interpreted to be references to $21.00.

Treatment of ISSI Equity Awards

In connection with the increase of the Per Share Merger Consideration as described in the foregoing paragraph, the treatment of Company Options, Company SARs and Company RSUs, as described beginning on pages 2, 17, 51 and 67 of the proxy statement, and as supplemented by the first supplement, are correspondingly amended so that all references therein to “$20.00” shall now be treated as references to “$21.00”.

Background of the Merger

The section titled “Background of the Merger” beginning on page 32 of the proxy statement describes the background of the transaction up to and including March 12, 2015. The section titled “Background of the Merger” beginning on page 2 of the first supplement supplements such description up to and including June 4, 2015. The discussion below supplements those descriptions up to and including the date of this supplement.

On June 5, 2015, ISSI filed amendment number one to its definitive proxy materials with the SEC.

On June 5, 2015, the ISSI Board held a telephonic meeting with representatives of Oppenheimer & Co. Inc. (“Oppenheimer”), ISSI’s financial advisor, and Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”), ISSI’s outside legal counsel, to discuss matters related to the then-current offer from Cypress Semiconductor Corporation (“Cypress”) to acquire all of ISSI’s outstanding shares for $20.25 per share in cash and the then-current Merger Agreement with Parent. ISSI management and Oppenheimer reported that Cypress had completed its due diligence review of ISSI. Regarding the Cypress offer, it was noted that Cypress had made a public announcement earlier in the day that it had received a debt commitment letter from Barclays Bank PLC to finance its proposed acquisition of ISSI. The receipt of this commitment letter addressed one of ISSI’s principal concerns with respect to the Cypress offer. The ISSI Board received a report from representatives of WSGR on the remaining unresolved issues with the proposed Cypress merger agreement including antirust approval issues. As a result of these discussions, the ISSI Board instructed WSGR to send a revised merger agreement to Troutman Sanders LLP (“Troutman”), Cypress’ outside legal counsel, which reflected ISSI’s current position on the issues. The Board also received a report from management and representatives of Oppenheimer and WSGR regarding the status of discussions with Parent and on the progress made on the CFIUS approval and the Taiwan restructuring plan.

On June 7, 2015, the ISSI Board held a telephonic meeting with representatives of Oppenheimer and WSGR to discuss matters related to the Cypress offer and the transaction with Parent. Representatives of WSGR reported that they had received an email from Troutman with certain questions on the most recent draft of the merger agreement and representatives of WSGR reviewed the questions with the Board. In this email, Troutman stated that Cypress was not willing to accept ISSI’s proposed language concerning the antitrust approvals that would be required to be obtained to consummate a transaction. Following discussion, the ISSI Board directed WSGR to respond to Troutman. The Board also received a report from ISSI management and representatives of Oppenheimer regarding the status of the ongoing discussions with Parent.

On June 8, 2015, ISSI issued a press release announcing that it was unable to reach an agreement with Cypress on the antitrust related provisions of the draft merger agreement but that ISSI was willing to move forward with an agreement if such issue could be resolved. In the evening of June 8, representatives of Troutman contacted WSGR to discuss a proposed resolution of the antitrust approval issues and other provisions of the draft merger agreement.

On June 9, 2015, the ISSI Board held a telephonic meeting with representatives of Oppenheimer and WSGR to discuss the Cypress offer. Representatives of WSGR provided an update on the negotiations with representatives of Troutman regarding the resolution of the open issues in the draft merger agreement. In particular, with respect to antitrust approval matters, Cypress had agreed to use its reasonable best efforts and take all reasonable actions to obtain such approvals, including fully divesting all of ISSI’s SRAM business, if required. The representatives of WSGR then reviewed a comparison of the terms of the negotiated merger agreement with Cypress and the executed Merger Agreement with Parent. The representative of Oppenheimer commented on financial related matters. The representatives of WSGR reviewed the fiduciary duties of the Board and the provisions of the Merger Agreement regarding a Superior Proposal. Following discussion, the ISSI Board determined in good faith (after consultation with Oppenheimer and WSGR), taking into account all relevant legal, financial and regulatory aspects of the current Cypress offer and the likelihood of consummation of such transaction, that the current Cypress offer constituted a Superior Proposal (as defined in the Merger Agreement) and that the failure to enter into a definitive agreement with Cypress on the terms in the current Cypress offer would reasonably be expected to be inconsistent with its fiduciary duties under Delaware Law.

As required by the terms of the Merger Agreement, ISSI then notified Parent of the determination by the ISSI Board and provided Parent with copies of the proposed transaction documents relevant to the Cypress offer. In this notice, Parent was informed that the ISSI Board was prepared to approve or recommend the Cypress offer and terminate the Merger Agreement to enter into a definitive agreement with Cypress unless Parent delivered within four days a written, binding and irrevocable offer to modify the terms of the Merger Agreement in a manner such that the ISSI Board, shall have determined in good faith, after considering the terms of such offer, that the Cypress offer no longer constitutes a Superior Proposal (as defined in the Merger Agreement). As a result of the foregoing, ISSI announced that the Special Meeting that was scheduled for June 12, 2015 would not occur until at least June 19, 2015.

On June 10, Parent delivered a proposed amendment to the Merger Agreement (Amendment No. 3) to ISSI to increase the purchase price from $20.00 per share to $21.00 per share and to provide that ISSI would hold the Special Meeting on June 19, 2015. The ISSI Board held a telephonic meeting with representatives of Oppenheimer and WSGR and considered approval of Amendment No. 3. After considering the proposed terms of Amendment No. 3, the ISSI Board approved such amendment in the form presented to the ISSI Board. After considering that the most recent offer from Cypress had a lower price than the $21.00 per share provided by Amendment No. 3, the ISSI Board determined that the most recent proposal from Cypress no longer constituted, and would not be reasonably expected to lead to a Superior Proposal.

On June 11, Parent and ISSI executed Amendment No. 3 and ISSI made a public announcement regarding such matter and the determination of the ISSI Board with respect to the Cypress offer. ISSI notified Cypress of such matters and, as required by the Merger Agreement, ceased discussions with Cypress and terminated Cypress’ access to due diligence materials.

Interests of ISSI’s Directors and Executive Officers in the Merger

In light of the increased Per Share Merger Consideration resulting from the execution of Amendment No. 3, ISSI believes it appropriate to supplement the information contained in the sections under the heading “Interests of ISSI’s Directors and Executive Officers in the Merger” beginning on page 50 of the proxy statement, as supplemented by the information contained in the sections under the heading “Interests of ISSI’s Directors and Executive Officers in the Merger” beginning on page 6 of the first supplement.

The following information is intended to replace the table set forth on the bottom of page 53 and top of page 54 of the proxy statement under the heading “Golden Parachute Compensation”, as such table was previously replaced by the table set forth on page 6 of the first supplement:

Name	Cash (1)	Equity (2)	Pension/ NQDC (3)	Perquisites/ Benefits (4)	Total
Jimmy S. M. Lee	$111,538	$5,825,188	$1,210,788	$26,405	$7,173,919
Scott D. Howarth	439,875	4,632,394	376,772	26,967	5,476,008
John M. Cobb	340,500	3,885,769	155,899	32,321	4,414,489
Kong Yeu Han	402,746	5,803,646	370,651	26,405	6,603,448
Chang-Chaio Han	373,900	5,600,626	—	32,321	6,006,847

(1)

This amount represents (i) the “double-trigger” cash severance payments to which each named executive officer may become entitled under his Change in Control Agreement, in the following amounts: Jimmy S. M. Lee, $111,538; Scott D. Howarth, $285,000; John M. Cobb, $225,000; Kong-Yeu Han, $278,846; and

Chang-Chaio Han, $250,000, plus (ii) the amount of the “single-trigger” pro-rated payment of bonus for executive bonus plan participants pursuant to the Change in Control Agreement, in the following amounts: Scott D. Howarth, $154,875; John M. Cobb, $115,500; Kong-Yeu Han, $123,900; and Chang-Chaio Han, $123,900.
(2)	This amount represents the product of (a) $21.00 per share multiplied by (b) the number of shares of ISSI common stock subject to each named executive officer’s outstanding in-the-money Company Options, Company SARs and Company RSUs (and in the case of options or stock appreciation rights, reduced by their aggregate exercise price) that are payable (i) in cancellation of vested equity awards in the Merger in the following amounts: Jimmy S. M. Lee, $3,552,304; Scott D. Howarth, $2,223,512; John M. Cobb, $2,309,891; Kong-Yeu Han, $3,921,202; and Chang-Chaio Han, $3,881,464, and (ii) that would be payable under the “double-trigger” acceleration provision of the Change in Control Agreements, assuming termination as of the closing of the Merger, in the following amounts: Jimmy S. M. Lee, $2,272,884; Scott D. Howarth, $2,408,882; John M. Cobb, $1,575,878; Kong-Yeu Han, $1,882,444; and Chang-Chaio Han, $1,719,162.
(3)	This amount equals the estimated value of distributions of vested account balances from ISSI non-qualified deferred compensation plans as follows: (i) single-trigger distribution of $1,006,131 to Jimmy S. M. Lee triggered by the Merger, and (ii) double-trigger distributions triggered by a separation from service of $204,657 to Jimmy S. M. Lee (payable in equal installments over three (3) years); $376,772 to Scott Howarth (payable in equal installments over three (3) years); $155,899 to John Cobb (payable in a lump sum); and $370,651 to Kong-Yeu Han (payable in equal installments over ten (10) years). The values in the table are based on account balances as of March 31, 2015.
(4)	This amount equals the estimated value of the “double-trigger” COBRA benefits to which each named executive officer may become entitled under his Change in Control Agreement. These COBRA benefits will become due under the same terms and conditions of the cash severance payments described in footnote 1.

The following information is intended to replace the section on the page 54 of the proxy statement under the heading “Equity Interests of ISSI’s Executive Officers and Non-Employee Directors” , as such table was previously replaced by the table set forth on page 7 of the first supplement:

The following table sets forth the number of shares of common stock and the number of shares of common stock underlying equity awards that are in-the-money and are currently held by each of ISSI’s executive officers and non-employee directors, in each case that either are currently vested or that will vest in connection with the Merger, as of June 30, 2015. The table also sets forth the values of these shares and equity awards based on the $21.00 Per Share Merger Consideration (minus the applicable exercise price for the in-the-money options and stock appreciation rights). No new shares of common stock or equity awards were granted to any executive officer or non-employee director in contemplation of the Merger.

Name	Shares Held (#)	Shares Held ($)	Options Held (#)	Options Held ($)	SARs Held (#)	SARs Held ($)	RSUs Held (#)	RSUs Held ($)	Total ($)
Jimmy S.M. Lee	1,386	29,106	245,834	3,492,888	140,000	1,250,800	51,500	1,081,500	5,854,294
Scott D. Howarth	84,240	1,769,040	180,000	2,215,800	140,000	1,250,800	55,514	1,165,794	6,401,434
John M. Cobb	54,478	1,144,038	165,000	2,292,150	83,000	748,180	40,259	845,439	5,029,807
Kong Yeu Han	63,990	1,343,790	255,000	3,869,700	109,000	980,840	45,386	953,106	7,147,436
Chang-Chaio Han	110,113	2,312,373	255,000	3,869,700	92,000	828,220	42,986	902,706	7,912,999
Paul Chien	—	—	27,500	308,450	—	—	—	—	308,450
Jonathan Khazam	10,000	210,000	31,000	375,895	—	—	—	—	585,895
Keith McDonald	3,500	73,500	31,000	375,895	—	—	—	—	449,395
Stephen Pletcher	—	—	25,923	286,151	—	—	—	—	286,151
Bruce Wooley	6,000	126,000	31,000	375,895	—	—	—	—	501,895
John Zimmerman	—	—	22,500	237,750	—	—	—	—	237,750

Other than as described above, the terms of the Merger Agreement, as described in the proxy statement filed by ISSI with the SEC on April 27, 2015 and as supplemented by that certain “Supplement to Proxy Statement” filed by ISSI with the SEC on June 5, 2015, remain unchanged and in effect. ISSI encourages this second supplement to the proxy statement to be read in conjunction with such proxy statement and such first supplement. If you have any questions concerning the Merger, the Special Meeting or this second supplement to the proxy statement , please contact ISSI’s Proxy Solicitor:

Georgeson

480 Washington Blvd

Jersey City, NJ 07310

Toll-Free: (800) 891-3214

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this supplement to the proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this supplement to the proxy statement, except for any information superseded by information in this supplement to the proxy statement or incorporated by reference subsequent to the date of this supplement to the proxy statement. This supplement to the proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following ISSI filings with the SEC are incorporated by reference:

•	ISSI’s definitive proxy statement on Schedule 14A, filed on April 27, 2015, as supplemented by that certain Supplement to Proxy Statement on Schedule 14A, filed on June 5, 2015;

•	ISSI’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014, filed on December 11, 2015, as amended by ISSI’s Form 10-K/A filed on January 27, 2015;

•	ISSI’s Quarterly Reports on Form 10-Q for the fiscal quarter ended December 31, 2014 and March 31, 2015; and

•	ISSI’s Current Reports on Form 8-K filed on January 27, 2015, March 12, 2015, April 22, 2015, April 29, 2015 and May 29, 2015.

We also incorporate by reference into this second supplement to the proxy statement additional documents that we may file with the SEC between the date of this second supplement to the proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Integrated Silicon Solution, Inc.

Attn: Corporate Secretary

1623 Buckeye Drive

Milpitas, CA 95035

If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.ISSI.com. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the Merger, the Special Meeting or the accompanying second supplement to the proxy statement, would like additional copies of the proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

Georgeson

480 Washington Blvd

Jersey City, NJ 07310

Toll-Free: (800) 891-3214

Annex S-A

AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 3 to the Agreement and Plan of Merger (this “Amendment”), dated as of June 11, 2015, is made by and among Uphill Investment Co., a PRC limited liability company (“Parent”), Indigo Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”), and Integrated Silicon Solution, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, Parent and the Company have entered into, and Acquisition Sub has signed a Joinder Agreement joining itself to, that certain Agreement and Plan of Merger, dated as of March 12, 2015, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of April 28, 2015, and Amendment No. 2 to the Agreement and Plan of Merger, dated as of May 29, 2015 (as amended by Amendment No. 1 and Amendment No. 2, the “Agreement”);

WHEREAS, the Company, Acquisition Sub and Parent desire to further amend the Agreement to address certain matters that have arisen since the date of execution of the Agreement and to make the other changes set forth herein, all as more fully set forth herein; and

WHEREAS, Section 9.13 of the Agreement authorizes the amendment of the Agreement by a written instrument signed by or on behalf of each of Parent, Acquisition Sub and the Company.

NOW, THEREFORE, in consideration of and premised upon the representations, warranties, covenants and other agreements of the parties contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Except to the extent it is specifically indicated to the contrary in this Amendment, all capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

2. Amendment to Merger Consideration. The Agreement is hereby amended such that the “Merger Consideration” is defined to be equal to $21.00 per share and the second “WHEREAS” clause in the Agreement is hereby amended by replacing “$20.00” with “$21.00”.

3. Company Stockholder Meeting.

(a) Contemporaneously with the execution of this Amendment, the Company is rescheduling the Company Stockholder Meeting to be held on June 19, 2015. Subject to the terms of the Agreement, the Company shall (i) hold the Company Stockholder Meeting on such date and (ii) solicit from the Company Stockholders proxies in favor of the approval of the Merger in accordance with Delaware Law, submit the Merger for approval of the Company Stockholders at such Company Stockholder Meeting and, unless the Company Board or any authorized committee thereof shall have effected a Company Board Recommendation Change pursuant Section 6.5(c) of the Agreement, use its reasonable best efforts to secure the Requisite Stockholder Approval on such date at such Company Stockholder Meeting.

(b) Parent acknowledges that (i) the Company Stockholder Meeting, originally scheduled for June 3, 2015, and rescheduled pursuant to an amendment to the Agreement to June 12, 2015, and (ii) the Company Stockholder Meeting, re-scheduled for June 12, 2015 and postponed until June 19, 2015, were both postponed because there were insufficient shares of the Company Common Stock that would be represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting. The parties agree that accordingly such postponements were in compliance with the Agreement, and neither party will assert any claim to the contrary.

S-A-1

4. Superior Proposal. The Company represents and warrants to Parent and Acquisition Sub that the Company Board has determined that the current proposal of Cypress Semiconductor Corporation (“Cypress”) to acquire all of the Company’s common stock at a price of $20.25 per share no longer constitutes nor is reasonably expected to lead to a Superior Proposal. Accordingly, the Company shall immediately take with respect to Cypress and such proposal the actions contemplated by Section 5.2(a) of the Agreement.

5. Press Release. As promptly as practicable after (and in any event no later than the first Business Day after the date of) the execution of this Amendment, the Company shall disseminate a press release announcing, among other things, the execution and delivery of this Amendment in substantially the form attached hereto as Schedule A.

6. No Other Amendments. Except to the extent expressly amended by this Amendment, all terms of the Agreement shall remain in full force and effect without amendment, change or modification.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law thereof.

8. Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to this Amendment or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Amendment) (each, a “Dispute”) shall be finally settled by arbitration. The place of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the “Centre”) in accordance with the Centre’s Administered Arbitration Rules in force when the notice of arbitration is submitted (the “Arbitration Rules”). The arbitration shall be decided by a tribunal of three (3) arbitrators. Each of Parent and the Company shall be entitled to nominate one (1) arbitrator. The third arbitrator, who shall act as the chairman of the tribunal, shall be chosen by the two arbitrators nominated by the parties, respectively. Arbitration proceedings (including but not limited to any arbitral award rendered) shall be in English.

(b) Subject to the agreement of the tribunal, any Dispute(s) which arise subsequent to the commencement of arbitration of any existing Dispute(s) shall be resolved by the tribunal already appointed to hear the existing Dispute(s). The award of the arbitration tribunal shall be final and conclusive and binding upon the parties as from the date rendered. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. For the purpose of enforcing this agreement to arbitrate, the parties irrevocably and unconditionally submit to the jurisdiction of the courts of Hong Kong and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum. For the purpose of enforcement of an award, the parties hereto irrevocably and unconditionally waive any defense of inconvenient forum in any court of competent jurisdiction. For the avoidance of doubt, the arbitration tribunal shall be entitled to impose any remedy available under this Amendment at law or equity, including without limitation those remedies contemplated by Section 9.8 of the Agreement.

9. Assignment. No party may assign either this Amendment or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that each of Parent and Acquisition Sub may assign, in Parent’s sole discretion, any of or all Parent’s and/or Acquisition Sub’s rights, interests and obligations under this Amendment to any wholly owned Subsidiary of Parent or Acquisition Sub, provided that no such assignment shall relieve Parent or Acquisition Sub of any of their obligations hereunder. Subject to the preceding sentence, this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10. Amendment. Subject to applicable Law and subject to the other provisions of this Amendment, this Amendment may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Acquisition Sub and the Company; provided,

S-A-2

however, that in the event that the Agreement has been adopted by the Company Stockholders in accordance with Delaware Law, no amendment shall be made to this Amendment that requires the approval of such Company Stockholders under Delaware Law without such approval.

11. Extension; Waiver. At any time and from time to time prior to the Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable and (b) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Amendment shall not constitute a waiver of such right.

12. Severability. In the event that any provision of this Amendment, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Amendment will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Amendment with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

13. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

14. Waiver of Jury Trial. EACH OF PARENT, ACQUISITION SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF PARENT, ACQUISITION SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

[Signature page follows.]

S-A-3

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties as of the date first above written.

THE COMPANY:

INTEGRATED SILICON SOLUTION, INC.

By:	/s/ John M. Cobb

Name: John M. Cobb
Title: Chief Financial Officer

PARENT:

UPHILL INVESTMENT CO.

By:	/s/ Xu Wei

Name: Xu Wei
Title: Executive Director

ACQUISITION SUB:

INDIGO ACQUISITION SUB

By:	/s/ Xu Wei

Name: Xu Wei
Title: President

S-A-4